SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

	Date of report (Date of earliest event reported)	December
28, 2000

AXYN CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

		SEC 0-26967					95-4754179
	(Commission File Number)		(IRS Employer Identification
Number)

900 Greenbank Road
Suite 511
Nepean, Ontario Canada
K2J 4P6
	(Address of Principal Executive Office)		(Zip Code)

(613) 727-2996
(Registrant's Telephone Number, Including Area Code)



Item 2. Acquisition or Disposition of Assets.

Mobilair Integration

	Note: The transactions described below are denominated in Canadian Dollars. The equivalent amount in U.S. Dollars is given in brackets at an exchange rate of Can$1.00 = US$0.6450, the exchange rate published by the New York Federal Reserve Bank at 12:00 noon on March 12, 2001.

In March 2000, Axyn Canada purchased the assets of a division of Clearnet Communications and incorporated a federally chartered company (3720161 Canada Corporation) to employ these assets under the name of Mobilair Integration, a software developer and operator in the field of integrated 911 dispatch in Quebec City. The cost of the purchase was approximately Can$2,780,000 [US$ 1,792,970], which was advanced to Mobilair by Axyn Canada, a subsidiary of the Company. Axyn Canada funded the transaction partly from loans from shareholders of the Company and from Company funds, some of which were obtained via a loan of Can$1,250,000 [US$806,192] from Syscan International Inc. in March 2000. Mobilair had committed to repay to Axyn Canada Can$2,780,000 [US$ 1,792,970], and as of November 30, 2000
Mobilair had repaid approximately Can$1,020,000 [US$657,852].

	Mobilair needed working capital and Axyn Canada and the Company were not able to provide the needed funds. Accordingly, the Company has divested itself of its equity in Mobilair. In a negotiated settlement of the debt, Mr. Veilleux, a founding shareholder of Mobilair, agreed to provide funding to Mobilaire in return for the cancellation of the shares of Mobilair held by Axyn Canada Corporation, a subsidiary of the Company, and the repayment of certain debt to Axyn Canada Corporation. Mobilair and Axyn Canada entered into a set of agreements setting forth the obligation of Mobilair to repay Can$1,761,088 [US$1,135,819] in installments of Can$200,000 [US$128,991] on December 22, 2000, Can$200,000 [US$128,991] no later than January 31, 2001 (payment now received), and Can$200,000 [US$128,991] on May 31, 2001,
August 31, 2001, December 31, 2001, and March 31, 2002. If Mobilair makes the foregoing payments without default that is not cured within 10 days of notice of default, then the balance of Can$561,088 [US$361,876] will be forgiven at the time of the last payment on March 31, 2002. If Mobilair defaults in any payment without curing such default, then the entire amount will become due. Can$1,000,000 [US$644,953] of the debt will bear interest at 2 percentage points above the prime rate of the Royal Bank of Canada, commencing on December 29, 2000. If Mobilair defaults in payment of the debt, then the entire balance will bear interest. Mobilair pledged Can$1,000,000 [US$644,953] of its assets to secure the debt, subject to prior security interests of Caisse Populaire Desjardins Bellevue de Quebec and Syscan International Inc.

Curtailment of Certain Activities

	Except for Syscan International Inc., and Axyn Canada Corporation, the Company has ceased all operations in its other subsidiaries and has terminated employment of all employees of its subsidiaries. These subsidiaries include: Unitra-Axyn in Poland, Axyn International GmbH in Switzerland, Axyn Technologies in the United States, Le Groupe Mobitech Inc. in Canada, Profil CDI in Canada, Parafactor Corp. in Canada, and Burlington Systems Integration in Canada. SIQ was put in bankruptcy in November 1999. The tangible and intangible assets of these subsidiaries have no material worth.

Axyn Canada Corporation has no operations and its only assets are the right to receive payments from Mobilair plus 10,417,824 common shares of Syscan International Inc., a Company whose securities trade on the Canadian Venture Exchange in Canada. On March 12, 2001, the last trading price of shares of Syscan common stock was Can$0.20 [US$0.13] per share. The aggregate value of the Syscan stock held by the Company and its subsidiaries is Can$2,083,564.80 [US$1,343,801.87].

As disclosed in Form 10SB12G/A filed on February 17, 2000, on June 30, 1999, the Company's subsidiary, Axyn Canada Corporation, completed the purchase of a controlling interest of 11,491,031 shares (57.6% of the shares) of Syscan International. The shares of Syscan International were acquired in exchange for $225,000, a non-interest bearing note for $616,500 due in two installments in July and September 1999, and 1,300,000 common shares of the Company. In addition, the Axyn Canada Corporation entered into a Commission Agreement with the founder, Mr. Benoit, based on future sales of Syscan International products. The installments on the Syscan International note due in July, 1999, and September, 1999, were deferred indefinitely pending a renegotiation between the Axyn Canada Corporation and Mr. Benoit. The shares are being held in escrow by the Mr. Benoit's lawyer and will be released as to 1/3 on May 19, 2000, 1/3 on May 19, 2001 and 1/3 on May 19, 2002. The shares in the Company were issued in a structure that matched the release of Syscan International escrow shares to Axyn Canada Corporation. This structured release matched the Ontario Securities Commission escrow provisions that were pre-existing on the Syscan International shares held by the founder, Mr. Benoit. No conditions were placed on the release of the shares outside the passage of time.

Between late 2000 and March 6, 2001, with the consent of Axyn
Canada, Mr. Benoit sold 902,520 of these shares, and another
170,687 have been potentially available for sale since February
22, 2001, for a total of 1,073,207 shares.

Syscan International has entered into a series of agreements with Axyn Canada for the purpose of securing and redefining the terms of an advance of Can$1,850,000 [US$1,193,164] from Syscan International to Axyn Canada during fiscal year 2000. Commencing on January 1, 2001, interest will accrue on a monthly basis and will be calculated at the rate of Royal Bank of Canada prime plus 2 per cent per annum. The entire principal shall become due and payable on December 31, 2001. Axyn Canada shall be entitled to prepay the principal in whole or in part without notice or payment of any bonus.

Pursuant to the terms of a Share Pledge Agreement executed by Axyn Canada and Syscan International, all of the non-escrowed shares (totalling 4,437,808 exclusive of the 233, 687 referred to above) of Syscan International owned by Axyn Canada have been deposited as security with an escrow agent, and a further 562,192 shares will be added to this escrow in May, 2001 once they are released from the prior escrow agreement with Mr. Benoit. All of these shares will only be released from escrow upon the entire repayment of the principal and interest as set forth below. Furthermore, Axyn Canada has undertaken not to sell any of the balance of its non-pledged shares in Syscan International (5,980,016) unless the net proceeds of any sale are applied against the outstanding principal and interest of the loan until it is paid in full.

As a result, unless the value of the Syscan International shares held by the Company materially increases, the Company cannot expect to realize any value from its investment in Syscan
International.

Item 5. Other Events.

Chris Zawitkowski, Director and Chairman of the Board of
Directors, and Janusz Rydel, Director, have resigned as Directors and Officers of the Company effective January 2, 2001.

	John Frouin, as the sole remaining director, appointed Herb Breau as a director of the Company. Mr. Frouin and Mr. Breau are acting as the only members of the Board of Directors, which appointed Mr. Breau as Chairman of the Board of Directors and as President of the Company and appointed Mr. Frouin as the Secretary of the Company.

	Mr. Herb Breau graduated from the Universite de Moncton in 1966 with a Bachelor in Administration. From 1968 to 1984 he was a Member of Parliament for the constituency of Gloucester, N.B. During his tenure under the leadership of Mr. Trudeau, he held senior positions as Parliamentary Secretary to the Ministers of Industry, Trade and Commerce, the Minister of Energy, Mines and Resources and to the Secretary of State for External Affairs. In the early 1980's he chaired both the Parliamentary Task Force on North-South Relations as well as the Parliamentary Task Force on Federal-Provincial Fiscal Arrangements. In June of 1984, he was appointed Minister of Fisheries and Oceans and sworn to the Privy Council of Canada. Mr. Breau owns equity in various companies and has extensive experience in fields of Industry and Commerce and has been a Director in a number of corporate enterprises.

Mr. John Frouin has been a Chartered Accountant since 1983 and is the proprietor of a public accounting firm located in Ottawa, Ontario. The firm provides business and tax advice to entrepreneurs and executives primarily focused in the high technology sector.

RISK FACTORS

	The Company is delinquent in filing Form 10-KSB for the fiscal year ending June 30, 2000, and in filing Form 10-QSB for the quarters ended March 31, 2000 and September 30, 2000. The Company will not be in a position to file Form 10-QSB for the quarter ending December 31, 2000. The Company is obligated to file an amendment to Form 10-SB, but is not, at present, in a position to do so. The Company has not taken the necessary steps to have an audit of its financial statements for the period ending June 30, 2000. Until the Company completes it audit, the Company will not be able to file the amendment to Form 10-SB, Form 10-KSB, or Form 10-QSB for the quarters ending March 31, 2000; September 30, 2000; and December 31, 2000. The Company will make a decision in the near future whether to pursue an audit. Accordingly, there is not now available, in an audited form, current information to adequately inform shareholders and investors about the financial and business conditions of the Company.

	There can be no assurance that the Company will be able to generate sufficient revenues to operate profitably in the future or to pay the Company's debts. The Company is dependent upon the value of its Syscan International Inc. holdings or successful completion of future capital infusions to continue operations.

	Unless the Company can borrow funds, sell its Syscan share holdings or raise funds from investors, there may be no value for the holders of shares of the Company. At the present time, the only material assets of the Company consist of the debt repayment obligation of Mobilair and the shares of stock of the Company's majority owned subsidiary, Syscan International Inc. The Company is not able to determine the likelihood that Mobilair will repay the debt. Furthermore, the financial, business condition, and business success of Syscan International Inc., is dependent on the efforts of the officers and directors of Syscan International Inc. Syscan International Inc.'s common stock is traded on the Canadian Venture Exchange. Periodic reports filed by Syscan International Inc., are available at www.sedar.com.(the System for Electronic Document Analysis and Retrieval, which is the body to which Canadian public companies must make regulatory filings).

	The directors and officers of the Company will attempt to preserve and increase the value of the Company, but there is no assurance that they will be able to do so.

Item 7. Financial Statements and Exhibits.

Item 1. Index to Exhibits.
	(b) The exhibits required by Part III of Form 1-A are set forth below.

EXHIBIT INDEX

Number

Description
Page
10
a.
Loan Agreement between Axyn Canada Corporation and Syscan
International dated December 21, 2000.


b.
Share Pledge Agreement between Axyn Canada Corporation and Sycan
International dated December 21, 2000


c.
Escrow Agreement among Axyn Canada Corporation, Syscan
International and Osler Hoskin & Harcourt LLP, dated December 21,
2000


d.
Counter Offer of Axyn Canada Corporation and Acceptance by Daniel
Veilleux dated December 21, 2000.


e.
Share Purchase Agreement between Axyn Canada Corporation and
3720161 Canada Corporation dated December 31, 2000.


f.
Agreement between Axyn Canada Corpration and 3720161 Canada
Corporation with Respect to Acknowledgement of Debt


g.
Universal Hypothec on Movable Property by 3720161 Canada Inc. in favor of Axyn Canada Corporation dated December 29, 2000.


h.
Mutual Releases between Feagan and Bell, on the one hand, and Veileux and 3720161 Canada Corporation on the other hand dated
December 29, 2000.



SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



AXYN CORPORATION

By /s/ Herb Breau, President

April 6, 2001